RESOLUTIONS

OF THE BENEFIT FINANCE COMMITTEE

OF APPVION, INC.

WHEREAS, Appvion, Inc. (the "Company") sponsors the Appvion, Inc. Retirement Plan, as generally amended and restated effective January 1, 2015 (the "Plan"), for the exclusive benefit of its eligible employees and their eligible beneficiaries; and

WHEREAS, pursuant to Section 11.01 of the Plan, the Company, by action of its Board of Directors (or its delegate), may amend the Plan in whole or in part, at any time or from time to time; and

WHEREAS, the Company desires to amend the Plan to reflect certain collectively bargained changes to the Plan, by action of the Benefit Finance Committee acting pursuant to delegation of authority granted by the Board of Directors of the Company;

NOW THEREFORE, it is:

RESOLVED, that the Appvion, Inc. Retirement Plan, as generally amended and restated effective January 1, 2015 (the "Plan"), is further amended as set forth below:

1. Effective May 11, 2015, subsection G2.01 of Article 2 of Supplement G is amended to add the following new sentence at the end thereof:

Notwithstanding any provision in this Supplement G or any other provision of the Plan to the contrary, no Appleton Plant Employee who is hired and first performs an Hour of Service for the Company or is rehired after May 11, 2015 shall become eligible to participate or recommence participation in the Plan.

2. Effective as of May 11, 2015, subsection G2.07(a)(1) of Article 2 of Supplement G is amended to read as follows:

(1)For a Participant who is an Appleton Plant Employee, if such Participant's employment terminates at or after his Normal Retirement Age, he will be entitled to a Normal Retirement Pension in a monthly amount determined by multiplying his years of Benefit Service (including fractions of a year in completed months) as of his Termination of Employment by a benefit formula as follows:

Date upon which employment terminates:

On or After		Prior to
September 1,	2001	September 1,	2003
September 1,	2003	September 1,	2005
September 1,	2005	September 1,	2008
September 1,	2008	September 1,	2010
September 1,	2010	May 10, 2015
May 11, 2015		September 1, 2016

September 1, 2016

See prior plan document for Appleton Plant Plan for benefit formula for Termination of Employment dates prior to September 1, 2001.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Benefit Finance Committee, to evidence their consent to taking the foregoing actions by written consent in lieu of a meeting, have caused the above amendments to be adopted as of the date last entered below, and direct that they be placed with the minutes of the Committee.

Committee MemberDate

/s/ Thomas J. FerreeMay 5, 2015

Thomas J. Ferree

/s/ Jeffrey J. FletcherMay 5,2015

Jeffrey J. Fletcher

/s/ Kerry S. ArentMay 5, 2015

Kerry S. Arent

/s/ Matthew VostersMay 6, 2015

Matthew Vosters